UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 29, 2016

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue
Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 521-3390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “BioTime,” “we” or “us” refer to BioTime, Inc.

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2016, our majority-owned subsidiary OncoCyte Corporation (“OncoCyte”) sold an aggregate of 3,246,153 “units,” with each unit consisting of one share of OncoCyte’s common stock (the “Common Stock”) and one warrant (the “Warrants”) to purchase one share of Common Stock, at a price of $3.25 per unit (collectively, the “Offering”).  The units immediately separated into the shares of Common Stock and Warrants comprising the units.  The sales were made pursuant to the terms and conditions of one of two forms of Securities Purchase Agreement, each dated August 29, 2016, by and between OncoCyte and each of several institutional and accredited individual investors listed therein (collectively, the “Purchase Agreements”).  The investors include certain OncoCyte shareholders, including George Karfunkel who beneficially owns more than 5% of the outstanding OncoCyte Common Stock.  OncoCyte received gross proceeds of approximately $10.5 million from the Offering.

In connection with the sale of shares Common Stock and Warrants to those investors who entered into one form of the Purchase Agreements, OncoCyte has agreed to pay a commission to its placement agent, Cowen and Company, LLC, in the amount of $511,000 in cash.

The Warrants have an exercise price of $3.25 per share of Common Stock, become exercisable on the earlier of November 28, 2016 or the date OncoCyte shareholders approve the issuance of shares of Common Stock upon the exercise of the Warrants (the “Shareholder Approval”), and may be exercised for five years from the date they become exercisable.  Any exercise of the Warrants prior to Shareholder Approval may only be “net” settled by a cash payment. OncoCyte has agreed to use its reasonable best efforts to obtain the Shareholder Approval, and the Board of Directors of BioTime has authorized its officers to execute a written consent to approve the issuance of shares of OncoCyte Common Stock upon exercise of the Warrants.  Because BioTime holds more than a majority of the outstanding shares of OncoCyte Common Stock, the approval of the issuance of the Warrants by written consent by BioTime will be sufficient to constitute Shareholder Approval.

Warrants may be exercised on a net “cashless exercise” basis for shares of Common Stock if the Resale Registration Statement (as defined below) is not effective.

Under the Purchase Agreements, OncoCyte agreed to file by October 28, 2016 a resale registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission to register all of the shares of Common Stock sold to investors, and the shares of Common Stock issuable upon exercise of the Warrants, for sale under the Securities Act of 1933, as amended (the “Securities Act”), and to cause the Resale Registration Statement to become effective by November 28, 2016.

The foregoing description of the Purchase Agreements and the Warrants do not purport to be complete and are qualified in their entirety by the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and incorporated by reference herein. The Purchase Agreements contain terms and conditions, including customary representations, warranties and agreements by OncoCyte, that were made only for purposes of those agreements and as of specific dates, and were made solely for the benefit of the parties to the Purchase Agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 9.01 - Financial Statements and Exhibits

Exhibit	Description
10.1	Form of Securities Purchase Agreement
10.2	Alternate Form of Securities Purchase Agreement
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: August 29, 2016	By:	/s/Russell Skibsted
Chief Financial Officer